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                                                                    EXHIBIT 23.2
             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

    We consent to the use in this Registration Statement of Interim Services Inc. on Form S-3 of our report dated July 29, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

    Our audits of the supplemental consolidated financial statements referred to in our aforementioned report also included the supplemental financial statement schedule of Interim Services Inc., listed in Item 99.1. This supplemental financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such supplemental financial statement schedule, when considered in relation to the basic supplemental consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
July 29, 1996